UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2022

Romeo Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4380 Ayers Avenue Vernon, CA 90058	90058
(Address of principal executive offices)	(Zip Code)

(833) 467-2237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 30, 2022, Romeo Power, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The meeting had previously been scheduled for June 14, 2022 and, as previously reported by the Company on a Current Report on Form 8-K filed on June 15, 2022, was adjourned until June 30, 2022 in order to provide additional time to solicit proxies with respect to the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from 250,000,000 to 350,000,000.

At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”).

As of the close of business on April 18, 2022, the record date for the Annual Meeting, there were 151,226,438 shares of the Company’s common stock outstanding, each of which was entitled to one vote with respect to each proposal. A total of 85,157,293 shares of common stock, representing approximately 56.31% of the shares of Common Stock entitled to vote, were present in person or by proxy, constituting a quorum.

The voting results for the proposals voted on at the Annual Meeting are set forth below:

1.	The Election of Directors - To approve the election of eight directors to serve until the next annual meeting of stockholders and until his or her successor is elected or appointed. The nominees were elected, based upon the following votes:

Name	For	Withheld	Broker Non-Votes
Susan S. Brennan	50,628,793	4,291,101	-
Lauren Webb	50,887,776	4,032,118	-
Robert S. Mancini	48,815,587	6,104,307	-
Donald S. Gottwald	48,095,237	6,824,657	-
Laurene Horiszny	50,902,832	4,017,062	-
Philip Kassin	50,847,483	4,072,411	-
Timothy E. Stuart	47,854,387	7,065,507	-
Paul S. Williams	47,655,142	7,264,752	-

2.	Ratification of Appointment of Independent Registered Public Accounting Firm - To approve the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. This proposal was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
81,723,254	1,749,209	1,684,830	-

3.	Non-Binding Advisory Vote to Approve Compensation of the Company’s Named Executive Officers - To approve, on an advisory basis, the compensation of the Company’s named executive officers. This proposal was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
31,132,750	22,121,454	1,665,690	30,237,399

4.	Non-Binding Advisory Vote on Frequency of Executive Compensation Votes - To approve, on an advisory basis, the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers. The proposal for a one-year frequency was approved based on the following votes:

One Year	Two Years	Three Years	Abstain
51,110,896	612,276	784,913	2,411,809

5.	The Issuance of the Company’s Common Stock to YA II PN, Ltd. in Excess of the Exchange Cap of the Standby Equity Purchase Agreement - To approve, for purposes of complying with Section 312.03(c) of the New York Stock Exchange Listed Company Manual, the issuance of the Company’s common stock to YA II PN, Ltd. in excess of the exchange cap of the Standby Equity Purchase Agreement included as Appendix A to the Proxy Statement. This proposal was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
48,411,402	5,298,045	1,210,447	30,237,399

6.	Amendment to the Company’s Second Amended and Restated Certificate of Incorporation - To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 250,000,000 to 350,000,000. This proposal was not approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
70,850,266	12,927,324	1,379,703	-

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMEO POWER, INC.

Date: July 1, 2022	By:	/s/ Matthew Sant
	Name:	Matthew Sant
	Title:	General Counsel and Secretary